As filed with the Securities and Exchange Commission on November 1, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NiSource Inc.

(Exact name of registrant as specified in its charter)

Delaware	35-2108964
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

801 East 86th Avenue Merrillville, Indiana 46410	46410
(Address of principal executive offices)	(Zip Code)

NISOURCE INC. RETIREMENT SAVINGS PLAN

(Full title of the plan)

Shawn Anderson

Vice President, Treasurer and Chief Risk Officer

NiSource Inc.

801 East 86th Avenue

Merrillville, Indiana 46410

(Name and address of agent for service)

(877) 647-5990

(Telephone number, including area code, of agent for service)

Copies to:

John G. Nassos Vice President and Corporate Secretary NiSource Inc. 801 East 86th Avenue Merrillville, Indiana 46410 (877) 647-5990	Robert J. Minkus Schiff Hardin LLP 233 South Wacker Drive, Suite 6600 Chicago, Illinois 60606 (312) 258-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $.01 share	900,000(1)	$25.45(2)	$22,905,000	$2,777
Interests in the Plan	(3)	(3)	(3)	(3)

(1)

Pursuant to Rule 416 of the Securities Act of 1933, this registration statement shall also cover any additional shares of common stock which become issuable under the Plan pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)

Estimated on the basis of the average of the high and low sales prices of the common stock as reported on the New York Stock Exchange on October 26, 2018. (See Rules 457(c) and 457(h) of the Securities Act of 1933.)

(3)

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein for which no separate fee is required.

REGISTRATION OF ADDITIONAL SECURITIES - EXPLANATORY NOTE

We are filing this registration statement to register an additional 900,000 shares of our common stock, par value $.01 per share (the “Common Stock”), for issuance under the NiSource Inc. Retirement Savings Plan (the “Plan”). We previously registered an aggregate of 23,992,416 shares of Common Stock for issuance under the Plan on Post-Effective Amendment No. 11 on Form S-8 to Form S-4 (No. 333-33896, filed November 2, 2000), Form S-8 (No. 333-107748, filed August 7, 2003) and Form S-8 (No. 333-170706, filed November 19, 2010) (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

All information required in this registration statement not included in the exhibits attached hereto or set forth on the signature page is set forth in the Prior Registration Statements, the contents of which are incorporated herein by reference pursuant to General Instruction E to Form S-8.

Item 8. Exhibits.

The Exhibits filed herewith are set forth on the Exhibit Index filed as part of this Registration Statement.

EXHIBIT INDEX

The following documents are filed as part of the registration statement or are incorporated by reference:

Exhibit Number	Document Description

5	Opinion of Schiff Hardin LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Schiff Hardin LLP (included in Exhibit 5)

24	Power of Attorney (included on signature pages)

99.1	NiSource Inc. Retirement Savings Plan, as amended and restated effective as of January 1, 2014

99.2	First Amendment to the NiSource Inc. Retirement Savings Plan

99.3	Second Amendment to the NiSource Inc. Retirement Savings Plan

99.4	Third Amendment to the NiSource Inc. Retirement Savings Plan

99.5	Fourth Amendment to the NiSource Inc. Retirement Savings Plan

99.6	Fifth Amendment to the NiSource Inc. Retirement Savings Plan

99.7	Sixth Amendment to the NiSource Inc. Retirement Savings Plan

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Merrillville, State of Indiana, on November 1, 2018.

NISOURCE INC.
(Registrant)

By:	/s/ JOSEPH HAMROCK
Name: Joseph Hamrock
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Donald E. Brown, Joseph W. Mulpas and Shawn Anderson or any one of them his or her true lawful attorney-in-fact and agent with full power of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOSEPH HAMROCK Joseph Hamrock	President, Chief Executive Officer and Director (Principal Executive Officer)	November 1, 2018

/s/ DONALD E. BROWN Donald E. Brown	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 1, 2018

/s/ JOSEPH W. MULPAS Joseph W. Mulpas	Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 1, 2018

/s/ RICHARD L. THOMPSON Richard L. Thompson	Chairman and Director	November 1, 2018

/s/ PETER A. ALTABEF Peter A. Altabef	Director	November 1, 2018

/s/ THEODORE H. BUNTING, JR. Theodore H. Bunting, Jr.	Director	November 1, 2018

/s/ ERIC L. BUTLER Eric L. Butler	Director	November 1, 2018

/s/ ARISTIDES S. CANDRIS Aristides S. Candris	Director	November 1, 2018

/s/ WAYNE S. DEVEYDT Wayne S. DeVeydt	Director	November 1, 2018

/s/ DEBORAH A. HENRETTA Deborah A. Henretta	Director	November 1, 2018

/s/ MICHAEL E. JESANIS Michael E. Jesanis	Director	November 1, 2018

/s/ KEVIN T. KABAT Kevin T. Kabat	Director	November 1, 2018

/s/ CAROLYN Y. WOO Carolyn Y. Woo	Director	November 1, 2018

The Plan. Pursuant to the requirements of the Securities Act of 1933, the NiSource Inc. Benefits Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Merrillville, State of Indiana, on November 1, 2018.

NISOURCE INC. RETIREMENT SAVINGS PLAN

By:	/s/ SHAWN ANDERSON
Shawn Anderson, Member, Plan Committee

By:	/s/ RICHARD L. BOND
Richard L. Bond, Member, Plan Committee

By:	/s/ CARL W. LEVANDER
Carl W. Levander, Member, Plan Committee

By:	/s/ JOSEPH W. MULPAS
Joseph W. Mulpas, Member, Plan Committee

By:	/s/ BRETT RADULOVICH
Brett R. Radulovich, Member, Plan Committee

By:	/s/ TERESA M. SMITH
Teresa M. Smith, Member, Plan Committee